EXHIBIT 10.37

                  FIRST AMENDMENT TO LEASE AND ACKNOWLEDGEMENT

         This First Amendment to Lease and Acknowledgement (Address:520 Capitol
Mall) is made as of April 21, 2004, with reference to that certain Lease Agreement ("Lease") by and between 520 Capitol Mall Inc., a Delaware corporation, as "Landlord" therein, and American River Bank, a California corporation, as "Tenant" therein, regarding that certain premises ("Premises") located at 520 Capitol Mall, Suite 100 Sacramento, California, and which is more particularly described in the Lease.

         The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

         1. That Tenant accepted possession of the Premises from Landlord on March 2, 2004, and acknowledges that the Premises are as represented by Landlord, in good condition and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord pursuant to the Lease, have been so constructed and are satisfactory completed in all respects, excepting punchlist items.

         2. That all conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied and that Landlord has fulfilled all of its duties of an inducement nature.

         3. That in accordance with Section 4 of the Lease, the Commencement Date is March 1, 2004, and that, unless sooner terminated, the Expiration Date is May 30, 2014.

         4. That the Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning Tenant's lease of the Premises.

         5. That there are no existing defenses known to Tenant at this time which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owed by Tenant pursuant to the Lease.

         6. That Tenant's obligations to pay the Rent is presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commences to accrue on March 1, 2004.

         7. That Tenant has not made any prior assignment, hypothecation or pledge of the Lease or of the rents thereunder.

         8. Except as modified herein, the Lease remains in full force and effect.

         9. That the Basic Lease Information and Lese section 5 shall be amended so that the Base Rent amounts for Months 122 and 123 shall be $0.00 (free rent).

         IN WINESS WHEREOF, the parties have executed this First Amendment as of the date set forth below.


LANDLORD:                                    TENANT:

520 CAPITOL MALL, INC., a Delaware
corporation

                                             AMERICAN RIVER BANK, a California
                                             corporation

By: /s/ JOHN BRENNAN
    -------------------------------

Its:   VP/CFO                                By: /s/ DAVID T. TABER
                                                 -------------------------------
Date:  4/21/04
                                             Its:    CEO
Address:
                                             Date:   6/8/04

                                             Address:

                                       81